Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Dividend Advantage
Municipal Fund
811-09135

The annual meeting of shareholders was held in the offices of Nuveen Investments on January 10, 2014; at this meeting the shareholders were asked to vote on the election of Board Members, on the approval of an Agreement and Plan of Reorganization and the approval of the issuance of additional common shares. The meeting was subsequently adjourned to February 7, 2014 and March 7, and then to April 7 and May 9,
2014.

Final voting results for, March 7, 2014 are as follows:

<c> Common
shares
<c>Common and Preferred
shares voting together as a class


Preferred
Shares
To approve an Agreement and Plan of
Reorganization.



   For
                    -
                         -
       2,044,429
   Against
                    -
                         -
            90,479
   Abstain
                    -
                         -
            73,578
   Broker Non-Votes
                    -
                         -
       3,060,340
      Total
                    -
                         -
       5,268,826




To approve the issuance of additional
common shares in connection with each
Reorganization.



   For
       4,438,950
            6,471,667
                    -
   Against
          304,413
               401,309
                    -
   Abstain
          185,522
               264,395
                    -
   Broker Non-Votes
       4,928,885
            7,137,371
                    -
      Total
       4,438,950
            6,471,667
                    -

Proxy materials are herein
incorporated by reference
to the SEC filing on November
27, 2013, under
Form 497, accession number
0001193125-13-455314